Exhibit 99.1

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS REPORTS

3Q2010 RESULTS

Impressive Product Prescription Performance

XIFAXAN®

3Q2010 vs. 3Q2009 Total Milligram Prescription Growth of 65%

3Q2010 vs. 2Q2010 Total Milligram Prescription Growth of 49%

MOVIPREP®

3Q2010 vs. 3Q2009 Total Prescription Growth of 28%

3Q2010 vs. 2Q2010 Total Prescription Growth of 12%

APRISO®

3Q2010 vs. 3Q2009 Total Prescription Growth of 248%

3Q2010 vs. 2Q2010 Total Prescription Growth of 19%

Acquisition of Rights to Lumacan™

Crofelemer ADVENT Trial Demonstrates Highly Statistically

Significant Results in Treatment of HIV-Associated Diarrhea

RALEIGH, NC, November 8, 2010 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced financial and operating results for the third quarter ended September 30, 2010.

Total product revenue was $80.6 million for the third quarter of 2010, a 23% increase compared to $65.7 million for the third quarter of 2009. Total product revenue for the first nine months of 2010 was $218.5 million compared to $162.7 million for the first nine months of 2009. XIFAXAN® revenue for the third quarter of 2010 was $65.2 million, a 53% increase compared to $42.7 million for the third quarter of 2009. XIFAXAN revenue for the first nine months of 2010 was $167.4 million compared to $93.0 million for the first nine months of 2009.

Total cost of products sold was $14.5 million for the third quarter of 2010 and $41.5 million for the first nine months of 2010. Gross margin on total product revenue was 82.0% for the third quarter of 2010 compared to 79.9% for the third quarter of 2009, and 81.0% for the first nine months of 2010 compared to 78.8% for the first nine months of 2009. Research and development expenses were $19.7 million for the third quarter of 2010 and $61.5 million for the first nine months of 2010, compared to $26.1 million and $69.6 million, respectively, for the prior year periods. Selling, general and administrative expenses were $39.4 million for the third quarter of 2010 and $116.7 million for the first nine months of 2010, compared to $29.6 million for the third quarter of 2009 and $83.6 million first nine months of 2009. The Company reported a net loss of $2.7 million, or $0.05 per share, fully diluted, for the third quarter of 2010. On a non-GAAP basis, excluding the effect of the convertible debt offering closed in June 2010, the Company reported net income of $3.3 million, or $0.05 per share, fully diluted, for the third quarter of 2010. These non-GAAP numbers are not a substitute for GAAP numbers, but we think they are useful in that they provide period-to-period comparison helpful in analyzing the progress of our business.

Cash and cash equivalents were $491.5 million as of September 30, 2010.

Adam Derbyshire, Executive Vice President and Chief Financial Officer, stated, “We continue to be extremely pleased with the performance of XIFAXAN® 550 mg during the first five months of its launch in the hepatic encephalopathy market. During the third quarter of 2010 our XIFAXAN business, comprised of XIFAXAN 200 mg tablets and XIFAXAN 550 mg tablets, demonstrated impressive prescription growth, on a milligram basis, of 65% compared to the third quarter of 2009. Also during the third quarter both MOVIPREP® and APRISO® demonstrated strong prescription growth.

TOTAL PRESCRIPTION GROWTH

	3Q10 vs 3Q09	3Q10 vs 2Q10
XIFAXAN*	65%	49%
MOVIPREP	28%	12%
APRISO	248%	19%

*	Total Milligram Prescription Growth

“We believe 2010 total Company product revenue will be approximately $334 million and that we will be able to generate approximately $20 million in net income, excluding the impact of the June 2010 convertible senior note offering and the write-down of the PEPCID® intangible, for the full year ending December 31, 2010. This 2010 revenue guidance represents 43% growth over 2009 revenue. The current annualized run rates, based on dollarizing the September 2010 prescription data for XIFAXAN, our bowel cleansing products, APRISO and our “other products,” are approximately $267 million, $100 million, $42 million and $17 million, respectively.”

Carolyn Logan, President and Chief Executive Officer, stated, “The launch of XIFAXAN 550 mg continued to gain momentum throughout the third quarter of 2010. During the third quarter, our total XIFAXAN business, comprised of both XIFAXAN 200 mg and XIFAXAN 550 mg tablets, achieved 65% year-over-year growth. Both our Integra and Futura sales forces are focused on growing and expanding the use of XIFAXAN 550 mg in the treatment of overt HE by educating physicians regarding appropriate length of therapy, appropriate dosing and the need to initiate therapy sooner rather than later in order to reduce the risk of recurrent overt HE episodes. We are pleased to report that sales of XIFAXAN 550 mg, year-to-date, continue to exceed the Company’s expectations.

“ The overall XIFAXAN 550 mg business is benefiting from strong institutional coverage. Additionally, gains in the payer landscape continued during the third quarter. Xifaxan 550 mg is now available on formulary at over 230 institutions nationwide -

including 94 key gastroenterology and hepatology teaching programs and liver transplant centers. Medco and Express Scripts, two of the largest prescription benefit managers in the United States, with a combined total in excess of 40 million managed lives, have designated XIFAXAN 550 mg a Preferred Brand Status with no restrictions for both their Commercial and Part D plans. Additionally, Xifaxan 550 mg has gained Preferred Brand Status with no restrictions at 12 key regional Blue Cross and Blue Shield Plans. These designations provide affordable monthly co-pays in the range of $20 – $40 for commercial plans and $30 – $50 for Part D enrollees. Xifaxan 550 mg is readily accessible on all 50 state Medicaid Plans per its labeled indication with a nominal co-pay of less than $5 per month. In 17 states, representing over 40% of the state Medicaid population, Xifaxan 550 mg is fully available without Prior Authorization. In plans where Xifaxan 550 mg is subject to utilization management, we are utilizing a third-party reimbursement service to assist in making Xifaxan 550 mg available to overt HE patients. This service is being well received by physicians and is enhancing patient access to this important HE therapy.

“Sales of both MOVIPREP and APRISO, year-to-date, also continue to exceed the Company’s expectations. MOVIPREP continues to gain market acceptance and market share. Based on recent quarterly prescription data, MOVIPREP is the number one prescription bowel prep both in the United States and worldwide. MOVIPREP is used and/or on the formulary in 80% of the hospitals named in the U.S. News and World Report’s Top 25 Gastroenterology hospitals. MOVIPREP’s share of market increased 36% over the first nine months of 2010 - growing from 18% share to 25% share. MOVIPREP prescriptions increased 28% during the quarter compared to the third quarter of 2009. APRISO prescriptions have achieved uninterrupted month-over month growth since the product’s launch. APRISO prescriptions increased 19% during the third quarter of 2010 compared to the second quarter of 2010.

“On the product development front, on October 4, 2010 the FDA extended the Prescription Drug User Fee Act (PDUFA) goal date for the Agency’s Priority Review of the Company’s sNDA for XIFAXAN 550 mg Tablets for the proposed indication of the treatment of non-constipation irritable bowel syndrome (Non-C IBS). The extended goal date is March 7, 2011. We continue to be encouraged by our productive interactions with the Agency regarding the review and believe it is very unlikely that there will be an advisory committee meeting for this submission. Market research indicates healthcare providers and patients are not satisfied with current treatment options for IBS. We believe XIFAXAN 550 mg has the potential to provide a solution for this widespread condition by means of its ability to treat the underlying cause of IBS. We look forward to the completion of the FDA review by the new goal date, and, if approved, the immediate launch of XIFAXAN 550 mg for Non-C IBS.

“Last week we were pleased to announce the top-line results of our 374-patient ADVENT trial of crofelemer in the treatment of chronic diarrhea in people living with HIV, or HIV-associated diarrhea. In this trial, 125 mg of crofelemer, dosed twice daily, for 28 days resulted in relief of diarrhea in a highly statistically significant proportion of patients compared with placebo (p-value = 0.0096.) In this trial, the overall safety profile of crofelemer was balanced across all groups, including treatment and placebo. We are proceeding with efforts to submit a New Drug Application based on the results of this trial. We have requested a pre-NDA meeting with the FDA, and we believe that a meeting could be scheduled by mid-first quarter of 2011. The ADVENT trial was conducted under a ‘fast track’ status and has been a part of a ‘special protocol assessment’, or SPA agreement.

“The development of budesonide foam progressed during the third quarter of 2010. Patient enrollment continues in our two identically designed Phase 3, multi-center, double-blind, randomized, placebo-controlled studies evaluating the effectiveness and safety of budesonide rectal foam for the treatment of mild to moderate ulcerative proctitis or proctosigmoiditis.

“In October the Company acquired rights to Lumacan™, a novel agent designed to assist in the detection of precancerous and cancerous lesions in the colon. We have built a successful franchise in the bowel cleansing market with MOVIPREP and OSMOPREP, and we believe Lumacan should extend Salix’s presence in the gastroenterologist’s office and serve as a strategic extension of our gastroenterology-focused business. Efforts to identify and secure additional products and product candidates ensued during the third quarter as we continue to pursue our goal of being the leading U.S. specialty pharmaceutical company licensing, developing and marketing innovative products to healthcare professionals to prevent or treat gastrointestinal disorders.”

The Company will host a conference call at 5:00 p.m. ET, on Monday, November 8, 2010. Interested parties can access the conference call by way of web cast or telephone. The live web cast will be available at www.salix.com. A replay of the web cast will be available at the same location. The telephone numbers to access the live conference call are (888) 504-7953 (U.S. and Canada) or (719) 457-2632 (international.) The telephone numbers to access the replay of the call are (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (international). The access code for the replay is 3431193.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets XIFAXAN® (rifaximin) tablets 200 mg and 550 mg, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g,

METOZOLV® ODT (metoclopramide HCl), PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® (Azathioprine) Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam and rifaximin for additional indications are under development.

For full prescribing information and important safety information, including BOXED WARNINGS for VISICOL, OSMOPREP and METOZOLV, on Salix products, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information please visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.

Table follows

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Please Note: The materials provided herein contain projections and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: our need to return to profitability; market acceptance for approved products; the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational NDAs; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; generic and other competition; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; revenue recognition and other critical accounting policies; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.

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Salix Pharmaceuticals, Ltd.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Net product revenues	$80,625	$65,658	$218,475	$162,666
Revenue from collaborative agreements	—	—	—	—

Total revenues	80,625	65,658	218,475	162,666
Costs and Expenses:
Cost of products sold	14,497	13,207	41,456	34,523
Amortization of product rights and intangible assets	2,479	2,562	8,096	7,565
Intangible impairment charge	—	—	30,035	—
Research and development	19,732	26,143	61,510	69,554
Selling, general and administrative	39,422	29,622	116,726	83,632

Total costs and expenses	76,130	71,534	257,823	195,274
Income (loss) from operations	4,495	(5,876)	(39,348)	(32,608)
Interest income (expense) and other income, net	(6,699)	(1,417)	(11,442)	(4,062)

Loss before provision for income tax	(2,204)	(7,293)	(50,790)	(36,670)
Provision for income tax	(517)	(22)	(742)	72

Net loss	$(2,721)	$(7,315)	$(51,532)	$(36,598)

Net loss per share, basic	$(0.05)	$(0.15)	$(0.90)	$(0.76)

Net loss per share, diluted	$(0.05)	$(0.15)	$(0.90)	$(0.76)

Weighted average shares outstanding, basic	57,823	48,878	57,059	48,410

Weighted average shares outstanding, diluted	57,823	48,878	57,059	48,410

Reconciliation of GAAP Amounts to Non-GAAP Amounts:

(In thousands, except per share data)

We are disclosing our non-GAAP Condensed Consolidated Statements of Operations, as adjusted, to eliminate the impact of the intangible impairment charge related to Pepcid that occurred in June 2010, and the effect of the convertible debt offering closed in June 2010. We believe these non-GAAP measures might provide investors additional relevant information, in part for purposes of historical comparison. In addition, we use these non-GAAP measures to analyze our performance in more detail and with better historical comparability since there were not comparable events in 2009 However, you should be aware that non-GAAP measures are not superior to nor a substitute for the comparable GAAP measures. A reconciliation of our non-GAAP measures to the comparable GAAP measures follows.

	Three Months Ended			Nine Months Ended
	September 30, 2010	Non-GAAP Adjustments	September 30, 2010 - Non-GAAP as adjusted	September 30, 2010	Non-GAAP Adjustments	September 30, 2010 - Non-GAAP as adjusted
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Net product revenues	$80,625		$80,625	$218,475	$—	$218,475
Revenue from collaborative agreements	—	—	—	—	—	—

Total revenues	80,625	—	80,625	218,475	—	218,475
Costs and Expenses:
Cost of products sold	14,497		14,497	41,456	—	41,456
Amortization of product rights and intangible assets	2,479	—	2,479	8,096	—	8,096
Intangible impairment charge	—	—	—	30,035	(30,035)	—
Research and development	19,732	—	19,732	61,510	—	61,510
Selling, general and administrative	39,422		39,422	116,726	—	116,726

Total costs and expenses	76,130	—	76,130	257,823	(30,035)	227,788
Income (loss) from operations	4,495	—	4,495	(39,348)	30,035	(9,313)
Interest income (expense) and other income, net	(6,699)	6,040	(659)	(11,442)	8,027	(3,415)

Income (loss) before provision for income tax	(2,204)	6,040	3,836	(50,790)	38,062	(12,728)
Provision for income tax	(517)	—	(517)	(742)	—	(742)

Non-GAAP Net income (loss), as adjusted	$(2,721)	$6,040	$3,319	$(51,532)	$38,062	$(13,470)

Non-GAAP Net income (loss) per share, basic	$(0.05)	$0.10	$0.06	$(0.90)	$0.67	$(0.24)

Non-GAAP Net income (loss) per share, diluted	$(0.05)	$0.10	$0.05	$(0.90)	$0.67	$(0.24)

Weighted average shares outstanding, basic	57,823	57,823	57,823	57,059	57,059	57,059

Weighted average shares outstanding, diluted	57,823	57,823	65,099	57,059	57,059	57,059

Salix Pharmaceuticals, Ltd.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2010	December 31, 2009
Assets	(unaudited)
Cash and cash equivalents	$491,466	$192,512
Accounts receivable, net	95,422	98,248
Inventory, net	23,991	24,341
Other assets	186,853	227,939

Total Assets	$797,732	$543,040

Liabilities and Stockholders’ Equity
Accounts payable and other liabilities	$427,670	$173,016

Total liabilities	427,670	173,016
Common stock	58	56
Additional paid-in-capital	617,500	565,932
Accumulated deficit	(247,496)	(195,964)

Total stockholders’ equity	370,062	370,024

Total Liabilities and Stockholders’ Equity	$797,732	$543,040

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